UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 2, 2019

UNISYS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422
(Address of principal executive offices) (Zip Code)

(215) 986-4011
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On August 2, 2019, Unisys Corporation (the “Company”) entered into separate, privately negotiated exchange agreements pursuant to which it will (i) issue an aggregate of 10,593,930 shares of its common stock, par value $0.01 per share (“Common Stock”), and (ii) pay cash in an aggregate amount of $59,399,450, such cash amount to include $3,061,635 of accrued and unpaid interest on the exchanged 2021 Notes (as defined below) up to, but excluding, the settlement date, in exchange for $129,289,000 in aggregate principal amount of its outstanding 5.50% Convertible Senior Notes due 2021 (the “2021 Notes”). The transactions are subject to customary closing conditions and are expected to close on August 6, 2019. The issuance of shares of Common Stock will be exempt from registration in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended. Upon consummation of the closing, $84,211,000 aggregate principal amount of 2021 Notes will remain outstanding. In connection with the transactions, the Company expects to unwind a pro rata portion of the capped call transactions that it entered into with the initial purchasers and/or affiliates of the initial purchasers of the 2021 Notes.

This current report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to purchase any securities, nor will there be a sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date: August 5, 2019	By:	/s/ Michael M. Thomson
Michael M. Thomson
Chief Financial Officer, Vice President and Corporate Controller